Exhibit 99.1

Care.com Announces Second Quarter 2015 Financial Results

Solid Top-Line Growth with Continued Visibility into 2016 Profitability

Waltham, MA - August 4, 2015 - Care.com, Inc. (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the second quarter ended on June 27, 2015.
“We’re excited to deliver another quarter of driving solid revenue growth while decreasing spend as we move towards our mid-year 2016 breakeven expectations,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com.  “We are equally excited about new mobile and on-demand offerings that will be launching in the second half of this year, providing even greater choice, convenience and ease for our members.”
Highlights

•
Second quarter consolidated revenue was $35.7 million, an increase of 38% over the second quarter of 2014. Organic revenue, which excludes revenue from Citrus Lane, a company we acquired in Q3 2014, grew 27%, while we kept organic sales and marketing expenses roughly flat. As compared to the second quarter of 2014, this led to a 15 percentage point reduction in organic sales and marketing expenses as a percent of revenue.

•
Second quarter net loss on a consolidated basis was $7.2 million, as compared to a net loss of $9.9 million in the second quarter 2014. This represents margin improvement of 18 percentage points. Excluding the impact of Citrus Lane, net margin improvement was 22 percentage points.

•
On an adjusted EBITDA basis for the consolidated business, the second quarter 2015 loss was $3.7 million. This compares to an adjusted EBITDA loss of $6.6 million in second quarter of 2014. The resulting margin improvement was 15 percentage points. Excluding the impact of Citrus Lane, adjusted EBITDA margin improvement was 17 percentage points.

Financial Results

•	Revenue for the second quarter was $35.7 million, compared to $25.8 million in the second quarter of 2014.

◦
Revenue attributable to the US Consumer Businesses, which includes our US Matching and Payments businesses, totaled $27.1 million in the second quarter, a 27% increase from $21.3 million in second quarter of 2014.

◦	Revenue attributable to the Workplace Solutions, International and B2B businesses totaled $5.8 million in the second quarter, an increase of 29% from Q2 2014, or 41% on a constant currency basis.

◦	Revenue attributable to the Citrus Lane, which we acquired in Q3 2014, totaled $2.7 million in the second quarter of 2015.

•	GAAP net loss for the second quarter was $7.2 million, compared to a net loss of $9.9 million in the second quarter of 2014.

•	Adjusted EBITDA was a loss of $3.7 million in the second quarter 2015, compared to an adjusted EBITDA loss of $6.6 million in the second quarter of 2014.

•
GAAP EPS was a $(0.23) loss in the second quarter 2015 compared to a $(0.32) loss in the second quarter 2014. Q2 2015 GAAP EPS was based on 32.0 million weighted average basic shares outstanding versus 31.0 million shares outstanding in the second quarter of 2014.

•	Non-GAAP EPS was a $(0.16) loss in the second quarter 2015. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A expenses.

•	The Company ended the quarter with $56.5 million in cash and cash equivalents.

Business Highlights

•	Our total members grew 40% to 16.5 million at the end of the second quarter, compared to 11.8 million at the end of the second quarter 2014.

•
Total families grew to 9.3 million at the end of the second quarter, a 45% increase over the second quarter of 2014, and total caregivers grew to 7.2 million at the end of the quarter, a 33% increase over the second quarter of 2014.

•	Second quarter 2015 US Consumer Business end-of-period paying members grew to over 254,000, a 24% increase over the second quarter of 2014.

•
Cross-sell between our US Consumer Matching and high-ROI Payments businesses was robust. In the second quarter of 2015, over 53% of new Payments members were influenced by cross-platform initiatives and the overarching Care.com brand, as compared to 46% in the second quarter of 2014.

•	Average US monthly unique visitors were 8.2 million in Q2 2015, a 30% increase over Q2 2014, with 67% of visitors via mobile.

•	Unpaid SEO traffic saw continued strong growth, up 38% compared to the second quarter of 2014.

Financial Expectations

	Q3 2015			Full Year 2015
Revenue
Organic (ex. Citrus Lane)	$ 34.0	-	$ 36.0	$134.0	-	$140.0
Citrus Lane	$ 2.5	-	$ 3.5	$ 12.0	-	$ 13.0
Total	$ 36.5	-	$ 39.5	$146.0	-	$153.0

Adjusted EBITDA
Organic (ex. Citrus Lane)	$ (5.5)	-	$ (4.5)	$ (9.5)	-	$ (7.5)
Citrus Lane	$ (0.5)	-	$ (0.5)	$ (3.5)	-	$ (2.5)
Total	$ (6.0)	-	$ (5.0)	$ (13.0)	-	$ (10.0)

Non-GAAP EPS	$ (0.27)	-	$(0.24)	$ (0.68)	-	$ (0.60)

Figures in millions except for Non-GAAP EPS
Non-GAAP EPS based on weighted average shares
Earnings Teleconference Information
The Company will discuss its second quarter 2015 financial results during a teleconference today, August 4, 2015, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13613564. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID # 13613564. The telephone replay will be available from 11:00 AM ET August 4 through 11:59 PM ET August 11, 2015. Additional investor information can be accessed at http://www.care.com
About Care.com
Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 16.5 million member consumers* across 16 countries, including the US, UK, Canada and parts of Western Europe, and approximately half a million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Global Workplace Solutions, and serves care businesses with marketing and recruiting support. To further connect families, Care.com has expanded its consumer service with its 2014 acquisition of Citrus Lane, the leading social commerce site for moms, and its 2013 acquisition of Big Tent, a community platform. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and Silicon Valley.
*As of June 2015

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our business in 2016 on an adjusted EBITDA basis and the Company’s financial guidance for the third quarter of 2015 and full year 2015.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures
To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: organic revenue and revenue growth; adjusted EBITDA, organic sales and marketing expenses; non-GAAP net loss and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: organic revenue and revenue growth, adjusted EBITDA, organic sales and marketing expenses, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define organic revenue as total revenue excluding Citrus Lane revenue. We define organic revenue growth as revenue growth excluding Citrus Lane. We define adjusted EBITDA as net loss, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments, such as impairment charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define organic sales and marketing expenses as those expenses excluding Citrus Lane. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	June 27, 2015	December 27, 2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 56,495	$ 71,881
Accounts receivable	2,958	2,592
Unbilled accounts receivable	3,755	3,541
Prepaid expenses and other current assets	7,049	8,046
Total current assets	70,257	86,060
Property and equipment, net	6,876	6,323
Intangible assets, net	6,692	8,965
Goodwill	67,020	68,685
Other non-current assets	3,068	3,071
Total assets	$ 153,913	$ 173,104

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 664	$ 5,463
Accrued expenses and other current liabilities	15,350	12,732
Current contingent acquisition consideration	8,162	10,685
Deferred revenue	14,626	13,346
Total current liabilities	38,802	42,226
Contingent acquisition consideration	7,567	7,267
Deferred tax liability	2,886	2,119
Other non-current liabilities	3,789	3,442
Total liabilities	53,044	55,054

Stockholders' equity
Common stock, $0.001 par value; 300,000 shares authorized; 32,052 and 31,615 shares issued and outstanding, respectively	32	32
Additional paid-in capital	280,581	277,583
Accumulated deficit	(179,106)	(159,859)
Accumulated other comprehensive (loss) income	(638)	294
Total stockholders' equity	100,869	118,050
Total liabilities and stockholders' equity	$ 153,913	$ 173,104

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(unaudited)		(unaudited)

Revenue	$35,653	$25,836	$70,773	$51,107
Cost of revenue	9,224	5,713	18,772	11,484
Operating expenses:
Selling and marketing	18,721	18,022	39,763	38,471
Research and development	5,406	4,078	10,421	8,142
General and administrative	8,428	6,588	16,929	12,820
Depreciation and amortization	1,251	1,068	2,526	2,136
Total operating expenses	33,806	29,756	69,639	61,569
Operating loss	(7,377)	(9,633)	(17,638)	(21,946)
Other income (expense), net	487	67	(704)	(2,679)
Loss before income taxes	(6,890)	(9,566)	(18,342)	(24,625)
Provision for income taxes	345	309	905	794
Net loss	$(7,235)	$(9,875)	$(19,247)	$(25,419)
Accretion of preferred stock	—	—	—	(4)
Net loss attributable to common stockholders	$(7,235)	$(9,875)	$(19,247)	$(25,423)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.32)	$(0.6)	$(0.96)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	31,981	30,980	31,872	26,439

Care.com, Inc.
Consolidated Statement of Cash Flows	Six Months Ended
(in thousands)	June 27, 2015	June 28, 2014
	(unaudited)
Cash flows from operating activities
Net loss	$ (19,247)	$ (25,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,595	2,082
Depreciation and amortization	2,978	2,520
Deferred taxes	801	672
Contingent consideration expense	622	147
Change in fair value of contingent consideration payable in preferred stock	—	2,258
Change in fair value of stock warrants	—	606
Other non-operating expenses	7	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(378)	(611)
Unbilled accounts receivable	(451)	(622)
Prepaid expenses and other current assets	699	(1,257)
Other non-current assets	(13)	(5)
Accounts payable	(4,235)	1,540
Accrued expenses and other current liabilities	3,662	6,671
Deferred revenue	1,593	2,613
Other non-current liabilities	400	(36)
Net cash used in operating activities	(10,967)	(8,841)

Cash flows from investing activities
Purchases of property and equipment	(3,981)	(400)
Payments for acquisitions, net of cash acquired	—	(489)
Cash withheld for purchase consideration	73	(73)
Net cash used in investing activities	(3,908)	(962)

Cash flows from financing activities
Proceeds from initial public offering net of offering costs	—	96,011
Proceeds from exercise of common stock options	611	245
Payments of contingent consideration previously established in purchase accounting	(1,840)	(2,845)
Net cash (used in) provided by financing activities	(1,229)	93,411

Effect of exchange rate changes on cash and cash equivalents	718	(169)
Net (decrease) increase in cash and cash equivalents	(15,386)	83,439
Cash and cash equivalents, beginning of the period	71,881	29,959
Cash and cash equivalents, end of the period	$ 56,495	$ 113,398

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(unaudited)		(unaudited)

Net Loss	$ (7,235)	$ (9,875)	$ (19,247)	$ (25,419)

Federal, state and franchise taxes	306	439	995	972
Other (income) expense, net	(487)	(67)	704	2,679
Depreciation and amortization	1,481	1,259	2,978	2,520

EBITDA	(5,935)	(8,244)	(14,570)	(19,248)

Stock-based compensation	1,657	983	2,595	2,082
Accretion of contingent consideration	314	74	622	147
Merger and acquisition related costs	299	575	626	652
IPO related costs	—	10	—	164

Adjusted EBITDA	$ (3,665)	$ (6,602)	$ (10,727)	$ (16,203)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(unaudited)		(unaudited)

Net loss	$ (7,235)	$ (9,875)	$ (19,247)	$ (25,419)

Stock-based compensation	1,657	983	2,595	2,082
Accretion of contingent consideration	314	74	622	147
Merger and acquisition related costs	299	575	626	652
IPO related costs	—	10	—	164
Preferred stock and warrant valuation adjustments	—	—	—	2,864
Non-GAAP net loss	$ (4,965)	$ (8,233)	$ (15,404)	$ (19,510)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$ (0.16)	$ (0.27)	$ (0.48)	$ (0.74)
Weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	31,981	30,980	31,872	26,439

Care.com, Inc.
Reconciliation of Non-GAAP Organic Revenue
	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(unaudited)		(unaudited)

Revenue	$35,653	$25,836	$70,773	$51,107

Citrus Lane revenue	2,750	—	5,821	—

Organic revenue	$32,903	$25,836	$64,952	$51,107

Care.com, Inc.	Three Months Ended		Six Months Ended
Reconciliation of Non-GAAP Sales and Marketing	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
(in thousands)	(unaudited)		(unaudited)

Selling and marketing	$18,721	$18,022	$39,763	$38,471

Citrus Lane selling and marketing	627	—	1,311	—

Organic selling and marketing	$18,094	$18,022	$38,452	$38,471

Care.com, Inc.
Reconciliation of Organic Adjusted EBITDA
	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(unaudited)		(unaudited)

Adjusted EBITDA	$(3,665)	$(6,602)	$(10,727)	$(16,203)

Citrus Lane adjusted EBITDA	(1,001)	—	(2,459)	—

Organic adjusted EBITDA	$(2,664)	$(6,602)	$(8,268)	$(16,203)

Care.com, Inc.
Supplemental Data
(in thousands)

	Three Months Ended
	June 27, 2015	June 28, 2014
Total members**	16,472	11,826
Total families**	9,284	6,437
Total caregivers*	7,188	5,389

Paying members - US Consumer Matching & Payments	254	205

** data is cumulative as of the end of the respective period and includes approximately 300k members via our acquisition of Citrus Lane
* data is cumulative as of the end of the respective period

	Three Months Ended
	June 27, 2015	June 28, 2014
Monthly Average Revenue per Member
US Consumer Matching & Payments	$ 38	$ 37

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Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com